Exhibit 99.1

     Quaker Fabric Reports Fourth Quarter and Fiscal 2003 Results

    FALL RIVER, Mass.--(BUSINESS WIRE)--Feb. 19, 2004--QUAKER FABRIC CORPORATION (NASDAQ Symbol: QFAB) today reported net sales for the 13-week fourth quarter of 2003 of $80.5 million, down 2.5% versus the 14-week fourth quarter of fiscal 2002; with net income of $3.3 million and diluted earnings per share of $0.19; compared to net income of $1.2 million and diluted earnings per share of $0.07 for the fourth quarter of fiscal 2002. The favorable resolution and collection of a foreign tariff refund claim filed by Quaker in 1999 added $1.4 million of non-recurring pre-tax gain to the company's fourth quarter results, increasing fully diluted EPS for the quarter by $0.04.
    Net sales for the 52-week fiscal year ended January 3, 2004 were $325.3 million, with net income of $7.9 million and diluted earnings per share of $0.47; compared to net sales of $365.4 million, net income of $11.6 million and diluted earnings per share of $0.69 for the 53-week fiscal year ended January 4, 2003.
    "Quaker's overall performance during 2003 was solid, particularly given our relatively slow start and the backdrop of a very challenging macroeconomic and geopolitical environment throughout the year, and our results reflect the positive effect of the strategic and operating initiatives we have been pursuing," commented Larry Liebenow, Quaker's President and CEO. "Of particular note was the strength of our gross margin performance for the fourth quarter and the year, despite lower revenues. Our focus on the fundamentals has allowed us to achieve improvements in the efficiency of our manufacturing operations, and our commitment to innovation, technology and new product development has led to the introduction of a number of new fabric collections with margins consistent with our profitability objectives."
    "In addition, during 2003, we reduced inventory, paid our first-ever dividends, improved our cash flows, and paid down debt - ending the year with a net debt to total capitalization ratio of 18.9%, versus 28.7% at the end of 2002. As a result, we further strengthened our balance sheet, positioning us to continue responding quickly to new challenges and opportunities as they arise," Mr. Liebenow continued.
    Mr. Liebenow added, "Looking ahead, we are confident of Quaker's ability to continue to compete aggressively - in both the domestic and international markets. And we will be continuing to focus on the fundamental elements of our core business strategy - providing our customers with the most outstanding combination of products and service available today. Indeed, our newest product line has met with an enthusiastic reception at the industry trade shows that have taken place so far this year, including the Showtime Fabric Fair in High Point and the San Francisco Furniture Market last month, as well as international trade shows in Frankfurt and Toronto. We were also able to further solidify Quaker's emerging position in the contract furniture market last year, and we look forward to additional gains in that area this year. Quaker also remains committed to the export market. While export sales for both the fourth quarter and last year as a whole were down, we are optimistic for a rebound during 2004 as a result of a number of strategic moves we made during the latter part of 2003 and earlier this year. These moves included the opening of a new sales office and fabric showroom in Germany to capitalize on the potential of the European market and complement the work already being done there out of our U.K. sales office, the opening of a sales office in Singapore and the hiring of an experienced international sales agent to represent us in South Africa. While macroeconomic conditions continue to be difficult, we believe that all the hard work and investments we have made over the last few years have positioned Quaker well to meet the challenges ahead and to deliver solid returns to our shareholders over time."
    Quaker also today declared a cash dividend in an amount equal to $0.03 per common share payable on March 19, 2004 to shareholders of record on March 5, 2004. "We are pleased that the company's financial strength allowed us to make this 20% increase in our dividend," Mr. Liebenow added.
    Quaker Fabric Corporation is a leading manufacturer of woven upholstery fabrics for furniture markets in the United States and abroad, and the largest producer of Jacquard upholstery fabric in the world.
    THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. THE READER IS CAUTIONED THAT SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT, AS A RESULT OF VARIOUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THE LEVEL OF CUSTOMER DEMAND FOR THE COMPANY'S PRODUCTS, HIGHER THAN ANTICIPATED COSTS AND LOWER THAN ANTICIPATED PRODUCTION RATES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A FURTHER DISCUSSION OF THESE FACTORS, SEE THE COMPANY'S 2002 FORM 10-K.


                      QUAKER FABRIC CORPORATION
                  CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except per share data)

                                  STATEMENTS OF INCOME

                    Fourth Quarter Ended       Twelve Months Ended
                         (Unaudited)                (Audited)
                    (13      (14              (52      (53
                    Weeks)   Weeks)           Weeks)   Weeks)
                  January  January  Percent January  January  Percent
                     3,       4,    Change     3,       4,    Change
                    2004     2003             2004     2003
                  ----------------------------------------------------

Net sales          $80,461  $82,492   (2.5)%$325,337 $365,445  (11.0)%
Cost of products
 sold               61,621   64,313          255,202  285,493

                  ------------------        ------------------
Gross margin        18,840   18,179    3.6 %  70,135   79,952  (12.3)%
Selling, general
 and admin.
 expenses           14,204   15,095           55,334   56,885
Non-recurring
 (income)           (1,426)      --           (1,426)      --
                  ------------------        ------------------
Operating income     6,062    3,084   96.6 %  16,227   23,067  (29.7)%
Other expenses
    Interest
     expense           859    1,229            3,887    4,633
    Other expenses
     (income)          (33)      21               51       91

                  ------------------        ------------------
Income before
 provision for
 income taxes        5,236    1,834  185.5 %  12,289   18,343  (33.0)%
Provision for
 income taxes        1,952      679            4,350    6,787
                  ------------------        ------------------
Net income          $3,284   $1,155  184.3 %  $7,939  $11,556  (31.3)%
                  ==================        ==================
Earnings per
 common share -
 basic               $0.20    $0.07  185.7 %   $0.48    $0.72  (33.3)%
                  ==================        ==================
Weighted average
 shares
 outstanding -
 basic              16,777   16,146           16,671   16,022
                  ==================        ==================
Earnings per
 common share -
 diluted             $0.19    $0.07  171.4 %   $0.47    $0.69  (31.9)%
                  ==================        ==================
Weighted average
 shares
 outstanding -
 diluted            17,133   16,690           16,958   16,847
                  ==================        ==================

Note: Earnings per common share amounts for the quarters and for the twelve month periods presented have each been calculated separately. Accordingly, quarterly amounts may not add to the twelve month period amounts.

Other data:
------------------
Gross profit
 margin               23.4%    22.0%            21.6%    21.9%
S.G. & A. as a
 percentage of net
 sales                17.7%    18.3%            17.0%    15.6%
Operating margin       7.5%     3.7%             5.0%     6.3%
Net margin             4.1%     1.4%             2.4%     3.2%
Order backlog                                $26,541  $26,093



                       CONDENSED BALANCE SHEETS

                                           January 3,     January 4,
                                              2004           2003
                                        ------------------------------
                                            (Audited)      (Audited)
Assets
  Current assets:
     Cash                                       $5,591         $1,098
     Accounts receivable                        44,374         42,346
     Inventories                                43,987         50,407
     Prepaid expenses and other current
      assets                                    12,739         14,094
                                        ------------------------------
      Total current assets                     106,691        107,945

  Property, plant and equipment, net           162,293        173,790
  Goodwill, net of amortization                  5,432          5,432
  Other assets                                   1,862          1,519
                                        ------------------------------
                                              $276,278       $288,686
                                        ==============================

Liabilities and Stockholders' Equity
  Current liabilities                          $32,523        $33,137
  Long-term debt and capital leases             40,000         61,200
  Deferred income taxes and other
   liabilities                                  34,250         32,544
  Stockholders' equity                         169,505        161,805
                                        ------------------------------
                                              $276,278       $288,686
                                        ==============================


    CONTACT: Quaker Fabric Corporation
             Larry A. Liebenow, 508-646-2264
             Cynthia L. Gordan, 508-646-2261
             Paul J. Kelly, 508-646-2251